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                                                             EXHIBIT 99.1



                                    PINNACLE
                               FINANCIAL PARTNERS

FOR IMMEDIATE RELEASE                                  CONTACT:  Vicki Kessler
---------------------                                            (615) 320-7532


                    GENESCO'S PENNINGTON JOINS PINNACLE BOARD

         NASHVILLE, Tenn., Feb. 23, 2006 -- Genesco (NYSE: GCO) Chairman, President and Chief Executive Officer Hal N. Pennington has joined the board of directors of Pinnacle Financial Partners (Nasdaq: PNFP).

         Pennington, Genesco's chairman since October 2004, is a 44-year veteran of the footwear and accessories company. He has been president and CEO since April 2002. During his tenure there, he has served as president and chief operating officer of Genesco, president of Johnston & Murphy and president of Dockers Footwear. He has served on Genesco's board since 1999. He had previously worked in numerous areas of the company, including footwear operations, manufacturing operations, materials management, engineering, distribution, administrative services and information systems.

         "We are extremely pleased to have the chairman of one of Nashville's oldest public companies joining our board. Hal's knowledge of this community, in addition to his keen business acumen, will serve Pinnacle and our shareholders well," said Terry Turner, Pinnacle's president and chief executive officer.

         Pennington joins 10 other prominent business and community leaders on Pinnacle's board.

         "I believe that it is important to Nashville to have a large, locally owned bank. Pinnacle has rapidly taken the position as the largest locally owned financial firm and I am delighted to be involved with such a vibrant company," Pennington said.

         A graduate of Auburn University, Pennington holds numerous leadership positions in the community. Among them, he serves on the boards of the YMCA Foundation of Middle Tennessee, the Nashville Chamber of Commerce, the Nashville Symphony, Cheekwood Botanical Garden and Museum of Art and United Way of



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Metropolitan Nashville. He is also a director of the Footwear Distributors and
Retailers Association and the Two/Ten Foundation.

         Pinnacle Financial Partners was founded in 2000 and offers a full line of financial services and advice to meet all the investment, deposit and borrowing needs of small- to medium-sized businesses and their owners/operators. Pinnacle provides financial planning services by a certified financial planner (CFP (R)), and many of the firm's senior financial advisors provide comprehensive wealth management services to help clients protect and distribute their assets. The firm operates offices in the downtown, Green Hills, Rivergate and West End areas of Nashville; in the Brentwood, Cool Springs and Franklin areas of Williamson County; and in Hendersonville in Sumner County.

         Additional information about Pinnacle can be accessed at www.pnfp.com. Additional information about Pinnacle's board of directors can be accessed at http://www.pnfp.com/about_pinnacle/directors_management.aspx.

                                       ###

This communication is not a solicitation of a proxy from any security holder of Pinnacle Financial Partners, Inc. or Cavalry Bancorp, Inc. Pinnacle has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the merger of Pinnacle and Cavalry. The Form S-4 contains a joint proxy statement/prospectus and other documents which disclose important information about Pinnacle, Cavalry, the merger and related matters.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133,
Attention: Investor Relations (615) 849-2272.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.